EXHIBIT A3

Personnel Option Status          Motient Corporation                Page: 1
                                 ID: 93-0976127                     File:Optstmt
                                 10802 Parkridge Boulevard          Date:
                                 Reston, VA 29191-5416              Time:



AS OF 9/30/01

Name                                        ID:  Social Security Number
Address
City, State Zip

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             Option
Number       Date       Plan   Type     Granted    Price  Exercised    Vested    Cancelled   Unvested  Outstanding  Exercisable
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




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Information Currently on File
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Tax                     Rate %          Broker                         Registration
Alternate Address
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Federal                 27.5
Medicare                1.45
Social Security         6.2
State

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